Exhibit 99.1

Sizzle Acquisition Corp. II Announces the Separate Trading of its Class A Ordinary Shares and Rights, Commencing May 23, 2025

New York, NY, May 20, 2025 (GLOBE NEWSWIRE) -- Sizzle Acquisition Corp. II (Nasdaq: SZZLU) (the “Company”) announced today that, commencing May 23, 2025, holders of the units sold in the Company’s initial public offering may elect to separately trade the Company’s Class A ordinary shares and rights included in the units. The Class A ordinary shares and rights that are separated will trade on the Nasdaq Global Market under the symbols “SZZL” and “SZZLR,” respectively. Those units not separated will continue to trade on the Nasdaq Global Market under the symbol “SZZLU.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sizzle Acquisition Corp. II

Sizzle Acquisition Corp. II is a special purpose acquisition company incorporated under the laws of Cayman Islands for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company may pursue an acquisition opportunity in any business or industry or at any stage of its corporate evolution but will focus on the industries of restaurant, hospitality, food and beverage, retail, consumer, food and food related technology, real estate industries such as “proptech”, mining, professional sports teams, airlines and technology, including sectors that service or are connected to these industries in the United States and other developed countries. The Company intends to pursue completing a business combination with an established business of scale poised for continued growth, led by a highly regarded management team.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC and in all other filings made by the Company with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact

Sizzle Acquisition Corp. II

Sheena Lajoie

sl@sizzlespac.com